Exhibit 99.1

March 7, 2022
RECOMMENDATION TO REJECT UNSOLICITED OFFER
FROM COMRIT INVESTMENTS, 1 LP (“Comrit”)
If you are considering selling your shares to Comrit, please read this letter.
Dear Stockholder:
You may soon receive, or have already received, materials from Comrit related to an unsolicited tender offer to purchase your shares of KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”).
The KBS REIT II board of directors has reviewed the offer from Comrit and unanimously recommends that you REJECT their offer.
The following is a list of important considerations in arriving at this recommendation:
•As admitted by Comrit in its offering documents, it is making the offer exclusively for investment purposes with the intent of profiting off the shares it purchases from you and other stockholders. By buying your and other stockholders’ shares at a substantial discount, Comrit intends to make a significant profit. The fact that Comrit is offering to purchase 3,150,685 shares and currently owns 5,961,177 shares, purchased through tender offers and the secondary market, indicates that it believes the shares are worth far more than its offer price of $0.73 per share.
•It is important to consider that the estimated remaining liquidation value per share of KBS REIT II’s common stock, as approved by the board of directors on December 15, 2021, is $1.24.1 Although this does not represent the price that a stockholder could obtain in the secondary market, KBS REIT II’s estimated remaining liquidation value per share is approximately 41% more than the price Comrit is offering to purchase your shares at with their price of $0.73 per share. Please note that 41% is a significant discount to the estimated remaining liquidation value per share.
•Also, in connection with KBS REIT II’s Plan of Liquidation, KBS REIT II has paid its stockholders the following liquidating distributions: $0.75 per share to stockholders of record as of March 5, 2020; $0.25 per share to stockholders of record as of August 3, 2020; $0.40 per share to stockholders of record as of December 24, 2020; $0.50 per share to stockholders of record as of October 1, 2021; and $0.20 per share to stockholders of record as of December 9, 2021.
•In addition, KBS REIT II’s last remaining asset, Union Bank Plaza, located in Los Angeles, CA is currently being marketed for sale. KBS REIT II intends to use the proceeds from the sale of this asset to make another liquidating distribution to its stockholders.

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1 On December 15, 2021, in connection with the payment of a fifth liquidating distribution of $0.20 per share to stockholders of record as of the close of business on December 9, 2021, KBS REIT II’s board of directors approved an estimated liquidation value per share of KBS REIT II’s common stock of $1.24, effective December 14, 2021. For additional information on the estimated remaining liquidation proceeds, please refer to KBS REIT II’s Current Report on Form 8-K filed with the SEC on December 17, 2021, and KBS REIT II’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2021.

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•As Comrit disclosed in their own offering materials, in connection with their offer, Comrit did not retain an independent person to evaluate or render an opinion with respect to their offering price and has not made an independent appraisal of KBS REIT II’s shares, or the remaining property owned by KBS REIT II. Comrit also disclosed that it is not qualified to appraise real estate. KBS REIT II also did not obtain any updated appraisals in connection with the determination of its most recent estimated liquidation value per share. KBS REIT II’s December 15, 2021, estimated liquidation value per share is equal to KBS REIT II’s estimated net assets in liquidation per share as of September 30, 2021, reduced by the October 2021 and December 2021 liquidating distributions. Net assets in liquidation represents the remaining estimated liquidation value available to stockholders upon liquidation.
•Finally, the Securities and Exchange Commission (the “SEC”) has cautioned investors about the heightened risk involved with offers of this nature. Additional information about mini-tender offers is available on the SEC’s website, which can be found at www.sec.gov/investor/pubs/minitend.htm. We encourage you to read the information and exercise caution with respect to this and other mini-tender offers.
Please note that Comrit is not affiliated with KBS REIT II, KBS Capital Advisors LLC or KBS Capital Markets Group LLC. Comrit does not have a copy of the KBS REIT II stockholder list, and their offering materials are mailed by a third party, which has signed an agreement to keep the list confidential.
Again, the board of directors strongly believes the Comrit offer is NOT in the best interest of stockholders and recommends stockholders ignore their offer.
This response, and any updates or changes, will be posted at www.kbs-cmg.com under the KBS Real Estate Investment Trust II, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K.
If you have any questions related to Comrit’s tender offer, please consult with your financial representative or contact KBS Capital Markets Group LLC at (866) 527-4264.
Thank you for your investment in KBS REIT II.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer,
President and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward- looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
There are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to its stockholders, including, among other things, the sale price of the Company’s remaining real estate property and the actual liquidation timing, changes in market demand for office properties, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising hereafter. No assurance can be given as to the amount or timing of liquidating distributions. If the Company underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately paid to the Company’s stockholders could be less than estimated.
Given the uncertainty and current business disruptions as a result of the outbreak of COVID-19, the Company’s implementation of the Plan of Liquidation may be materially and adversely impacted, and this may have a material effect on the ultimate amount and timing of liquidating distributions received by stockholders. Actual events may cause the value and returns on the Company’s remaining real property investment to be less than that used for purposes of the Company’s December 15, 2021, estimated liquidation value per share. For a description of the methodologies, limitations and assumptions used in the determination of the December 15, 2021, estimated liquidation value per share, see the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2021, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2021. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Moreover, the Company did not obtain appraisals in connection with the valuations. Even small changes to these assumptions could result in significant differences in the estimated liquidation value per share.
The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its remaining real estate property during the liquidation process; the Company’s ability to sell its remaining real estate property at the time and at the price it expects; the Company’s ability to successfully implement the Plan of Liquidation and other risks identified in Part I, Item 1A of the Company’s Annual Report and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021.
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